Exhibit 10.38

     SETTLEMENT AND AMENDMENT AGREEMENT (this "Agreement") dated as of December 16, 1997 by and among Collins & Aikman Products Co. ("C&A"), Perstorp A.B. ("Perstorp"), Perstorp GmbH ("Perstorp Germany"), Collins & Aikman Holding A.B. (formerly Perstorp Biotec A.B.) ("JV Holdings"), Collins & Aikman Automotive Systems GmbH ("C&A Germany"), Collins & Aikman Automotive Systems N.V. (formerly Perstorp Components N.V.)("Components Belgium"), Collins & Aikman Automotive System A.B. (formerly Perstorp Components A.B.)("Components Sweden") and Perstorp Components GmbH ("Components").

      WHEREAS Perstorp and C&A are parties to the Acquisition Agreement dated as of December 11, 1996 (the"Acquisition Agreement") and Perstorp, Perstorp Germany, JV Holdings and C&A are parties to the Formation Agreement dated as of December 11, 1996 (the "Formation Agreement") and Perstorp Germany, Components and C&A Germany are parties to the Acquisition Agreement dated as of September 4, 1997 (the "German Acquisition Agreement"); and

      WHEREAS Perstorp, C&A and the other parties hereto wish to settle outstanding issues between Perstorp and C&A relating to the Acquisition Agreement, the Formation Agreement and the German Acquisition Agreement and in connection therewith amend such agreements.

      NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Section 7.1(b) of the Acquisition Agreement is hereby amended by deleting clauses (ii), (iv), (v), (vi), (vii) and (ix) therefrom.

      2. Schedule 7.1(b) of the Acquisition Agreement is hereby amended by deleting Items 3, 4, 6, 7, 9, 10, 11(b), 11(c), 11(d) and 11(e) therefrom.

      3. Section 7.1(c) of the Formation Agreement is hereby amended by deleting clauses (ii), (iv), (v), (vi), (vii), (ix) and (xi) therefrom.

      4. Schedule 7.1(c) of the Formation Agreement is hereby amended by deleting Item 3 therefrom.

      5. Section 7.1(b) of the German Acquisition Agreement is hereby amended by deleting clause (ii) therefrom. Section 9.15 and 9.22 of the German Acquisition Agreement are hereby deleted.

      6. Schedule 7.1(b) of the German Acquisition Agreement is hereby amended by deleting Item 2 therefrom.

      7. In consideration of the amendments and releases set forth herein, Perstorp Germany hereby sells, transfers and assigns ("Transfers") to C&A 500,000 shares (the "Perstorp Shares") of JV Holdings. Such sale and purchase, which is effective December 16, 1997, shall be hereinafter referred to as the "Completion". For the purposes of the Shareholders Agreement dated as of December 11, 1996 among C&A, Perstorp and the other parties thereto (the "Shareholders Agreement"), the sale and purchase of the Perstorp Shares at Completion shall be deemed to be an exercise of the C&A Call Option (as defined in the Shareholders Agreement). Perstorp Germany shall be deemed without further action to agree to the matters set forth in Section 9.4(b)(iii)(B) of the Shareholders Agreement.

      8. Perstorp Germany hereby represents and warrants to C&A that (a) Perstorp Germany is conveying and C&A is acquiring the entire record and beneficial ownership of, and good and valid title to, the Perstorp Shares, free and clear of any and all claims, liens, pledges, charges, encumbrances, security interests, options, trusts, commitments, voting and other restrictions or other third-party rights (including rights of pre-exemption) of any nature whatsoever ("Encumbrances"), except for Encumbrances created by any applicable securities laws or by C&A; (b) the Perstorp Shares constitute all of the shares of JV Holdings in which Perstorp Germany or any of its affiliates has a direct or indirect beneficial ownership; and (c) the Perstorp Shares include the 0.1% of the issued shares of JV Holdings previously transferred to an individual (the "Individual Shareholder"), which Perstorp Germany repurchased from the Individual Shareholder prior to Completion.

      9. Immediately following Completion and no later then December 17, 1997, Perstorp Germany shall deliver to C&A at the offices of C&A's counsel, Lagerlof & LeMan, the following: (a) a duly executed transfer or transfers in favor of C&A or as it may direct, together with the relative share certificates in respect of the Perstorp Shares, and any other duly executed instruments or documents as may be reasonably required to permit C&A to acquire the Perstorp Shares free and clear of any and all Encumbrances, except for Encumbrances created by any applicable securities laws or by C&A, together with all rights attaching to them; (b) the written resignation of those directors and deputy directors of JV Holdings appointed by it, and Perstorp Germany hereby agrees that it will indemnify, defend and hold harmless JV Holdings and its officers, directors, employees and representatives and any affiliate of the foregoing from and against all claims by such directors and deputy directors in connection with their employment by or service as director of or resignation from JV Holdings; and (d) a copy of a resolution of the board of directors of Perstorp Germany (certified by a duly appointed officer as true and correct) authorizing the Transfer of the Perstorp Shares to C&A. In addition, each party shall do all such other things and execute all such other documents as the other party may reasonably require to give effect to the sale and purchase of the Perstorp Shares.

      10. C&A shall use its best efforts to obtain the release of Perstorp Germany from any guarantees, indemnities or other security which Perstorp Germany may have given in respect of any of the obligations or liabilities of JV Holdings to third parties and pending the obtaining of such release shall keep Perstorp Germany fully and effectively indemnified against any such guarantees, indemnities or other security. Perstorp and Perstorp Germany shall use their reasonable efforts (i) to cause Bank Brussels Lambert and Handelsbanken ("JV Lenders") not to cancel any loan facility, or accelerate any loans, of JV Holdings and (ii) to assist C&A in obtaining new financing for JV Holdings without any guarantee or other comfort from Perstorp Germany. Until such time as Perstorp Germany is released by the JV Lenders from

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
its guarantees of indebtedness of JV Holdings, JV Holdings shall expend cash only for (i) expenditures in the ordinary course of business and (ii) to reduce debt of JV Holdings that has become due and payable or is guaranteed by Perstorp Germany. C&A shall cause JV Holdings to execute such documents and to pledge such excess cash as Perstorp Germany may reasonably require as security for C&A's obligations under this paragraph. Perstorp Germany shall use any pledged cash solely for the purpose of reducing debt of JV Holdings.

      11. This Agreement shall (a) constitute a final accord and satisfaction of
(i) all claims and defenses seeking adjustment of the balance sheet price pursuant to Section 3.4 of the Acquisition Agreement: (ii) all claims and defenses seeking adjustment of Benefit Amounts (as that term is defined in the Acquisition Agreement); (iii) all claims and defenses seeking adjustment of the balance sheet pursuant to Section 3.5 of the Formation Agreement; (iv) all claims by Perstorp seeking any amount due or claimed to be due from C&A under the German Acquisition Agreement; and (v) all claims and defenses relating to any claim by C&A or Perstorp that the financial projections underlying the Acquisition Agreement, the Formation Agreement, or the German Acquisition Agreement were materially false or misleading in respect of any of the same matters as were released in connection with subparagraphs 11(a)(i)-(iv) above (other than claims for subrogation, contribution, indemnity, or any claim arising from claims asserted by non-parties hereto), and (b) effect the final complete transfer and assignment of all shares to C&A, together with all right, title, and interest of any ownership interest, not already owned by C&A in JV Holdings.

      12. In further consideration of the amendments and releases set forth herein and in respect of the environmental indemnity claims previously submitted to Perstorp, Perstorp shall pay to C&A $600,000. C&A Germany shall pay to Perstorp Germany DM 600,000 for Perstorp Germany's sale and transfer of the M17 and the Water Jet Machine (as such terms are defined in the German Acquisition Agreement) to C&A Germany. Perstorp shall wire the net amount (based on average buy/sell exchange rate as of the close of business on the date hereof) to C&A immediately upon Perstorp Germany being released from its guarantee to the JV Lenders in respect of indebtedness of JV Holdings. C&A Germany shall have the right to use free of charge for a period of six months from the date hereof the building where the M17 is currently situated. Perstorp shall pay for all labor, material and services provided or performed in connection with the Restructuring Plan (as defined in the German Acquisition Agreement) through the date of this Agreement. The definition of the defined term "Retained Liabilities" in the German Acquisition Agreement is hereby amended by adding the following sentence at the end thereof: "Notwithstanding the foregoing, Retained Liabilities shall not include the cost of labor, material or services provided or performed in connection with the Restructuring Plan after December 16, 1997."

      13. The parties agree to release each other and covenant not to sue with respect to all claims, causes of action, demands, proceedings, obligations, contracts, agreements, debts, liabilities, loss, expenses, attorneys' fees, and costs, whether known or unknown, suspected or unsuspected, developed or undeveloped, whether in law or equity, whether common law or statutory, which any party has, has ever had, or may hereafter in the future have against any other party ("Claims") as to which the accord and satisfaction set forth in Paragraph 11 is given. In addition C&A hereby agrees to release and indemnify to the fullest extent permitted by law any director or deputy director of JV Holdings appointed by Perstorp to the extent (for the purposes of both the release and the indemnification) that such director or deputy director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of JV Holdings.

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
      14. By entering into this Agreement, none of the parties hereto admits to any of the allegations made by any other party or to any liability or breach of any agreement or other wrongdoing of any kind, all of which each party expressly denies. The parties hereto acknowledge that this is a settlement and compromise of disputed claims and, as such, shall not constitute nor be treated, deemed, or otherwise construed as an admission, waiver, evidence or concession by any other party hereto.

      15. Each party represents that, in executing this Agreement, it has relied solely on the advice given by its own respective counsel and that it is not relying on any inducement, promise, representation, or statement made by any other party hereto, except as expressly set forth herein.

      16. This Agreement shall not create any rights in any third parties. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes and renders of no force or effect any and all contemporaneous or prior agreements, understandings, representations, or statements with respect to said subject matter. This Agreement may not be changed, amended, modified, extended, compromised, or waived except by a writing executed by the parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to their respective heirs, successors and assigns. Except as expressly amended by this Agreement, the Acquisition Agreement, the Formation Agreement and the German Acquisition Agreement shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

      17. This Agreement may be signed in counterparts, and the signature of each person below constitutes his or her representation that he or she is fully authorized to sign this Agreement on his behalf and on behalf of any persons and entities on behalf of whom any obligations, undertakings, or releases are being made or given.

      18. Each party hereto represents that it has full power and authority to execute, deliver and perform its obligations under this Agreement; that the execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action; that no other proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereby; and that this Agreement has been duly executed and delivered by it, and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

      19. Each party hereto represents that no precompletion consent, approval, authorization, license or order of, registration or filing with, or notice to any governmental agency is necessary to be obtained, made or given by it in connection with the execution, delivery and performance by it of this Agreement, or the consummation by it of the transactions contemplated hereby.

      20. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual interest, and no rule of strict construction will be applied against any party.

      21. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

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
IN WITNESS WHEREOF this Agreement has been signed on behalf of the parties the day and year first before written.

Collins & Aikman Products Co.

By:   /s/ J. Michael Stepp
      --------------------

Collins & Aikman Automotive Systems GmbH

By:   /s/ J. Michael Stepp
      --------------------

Perstorp A.B.

By:   /s/ Mats Tuner
      --------------------

Perstorp GmbH

By:   /s/ Max Granander
      --------------------

Collins & Aikman Holding A.B.
(formerly Perstorp Biotec A.B.)

By:   /s/ J. Michael Stepp
      --------------------

Collins & Aikman Automotive Systems N.V.
(formerly Perstorp Components N.V.)

By:   /s/ J. Michael Stepp
      --------------------

Collins & Aikman Automotive System A.B.
(formerly Perstorp Components A.B.)

By:   /s/ J. Michael Stepp
      --------------------

Perstorp Components GmbH

By:   /s/ Mats Tuner
      --------------------

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
                           LETTER AMENDMENT AGREEMENT

            Re: Settlement and Amendment Agreement entered into on December 16, 1997 among Collins & Aikman Products Co., Perstorp AB and the other parties defined therein (the ASettlement Agreement@)

            We confirm that the following amendments and clarifications have been agreed to by the parties to the Settlement Agreement. Capitalized terms not defined herein have the meanings given to them in the Settlement Agreement. Reference is made below to the paragraphs in the Settlement Agreement.

            2. Schedule 6.1 of the Acquisition Agreement is hereby amended by deleting all Items, except Items 4(a)-(c), 14 and 17.

            3. Section 7.1(b) of the Formation Agreement is hereby amended by deleting clause (ii).

            4. Schedule 6.1 of the Formation Agreement is hereby amended by deleting all Items, except Items 4(a)-(d), 14, 17 and 34-39.

            5. Section 9.12 of the German Acquisition Agreement is hereby deleted. For the avoidance of doubt and not by way of limitation, it is clarified that Perstorp Germany will retain its liabilities under that agreement with respect to the Restructuring Employees and that C&A Germany will retain the Restructuring Plan Hold-Back Amount.

            6. Schedule 6.1 of the German Acquisition Agreement is hereby amended by deleting all Items, except Items 4.2, 12 and 15.1. With reference to Item 4.2, C&A and C&A Germany confirm that the draft Completion Date Statement of Net Assets provided by Arthur Andersen, dated as of October 30, 1997, shall be deemed to be the Final Completion Date Statement of Net Assets.

            8. Neither Perstorp nor any Affiliate has any claims against JV Holdings or its Affiliates and JV Holdings and its Affiliates have no debts or other obligations to Perstorp or any of its Affiliates other than (i) trade payables, if any, incurred in the ordinary course of business and (ii) a loan in the amount of 75,000,000 Belgian francs which shall become due on August 1, 1998. Perstorp shall use best efforts to assist C&A in the refinancing of this loan. This Settlement Agreement shall not affect any trade payables owed by Perstorp and its Affiliates to C&A and its Affiliates or owed by C&A and its Affiliates to Perstorp and its Affiliates. All such trade payables shall be honored in accordance with their terms.

            10. C&A releases and forever discharges Perstorp (not Perstorp Germany) from guarantees to the JV Lenders in respect of indebtedness of JV Holdings and guarantees to Perstorp the repayment of the loan referred to in paragraph 8 (ii) above, when such loan becomes due. Further, Perstorp's obligation in connection with the refinancing of JV Holdings and its present subsidiaries is limited to providing assistance (including by making telephone calls, writing letters and participating in meetings if requested by C&A) to C&A in arranging such refinancing as soon as practically possible on such terms as C&A may achieve, but without any obligation on the part of Perstorp to incur any costs or expenses or to compensate C&A if C&A fails to achieve refinancing. C&A shall pledge to Perstorp (in accordance with an agreement to be entered into between C&A and Perstorp) 350,000 of the Perstorp Shares in JV Holdings as security for its obligations in respect of indebtedness owed to the JV Lenders until such time as Perstorp is released by the JV Lenders from its guarantees of indebtedness of JV Holdings, and until such pledge agreement is executed, the Perstorp Shares to be pledged shall be in the possession of Perstorp or, to the extent required to produce a share certificate representing the Perstorp Shares to be pledged, shall be held in trust for Perstorp in its capacity as pledgee by a third party acceptable to Perstorp. Such pledge agreement shall provide that C&A retains all rights, title and interest in and to such shares, unless C&A defaults under such agreement, and shall have such other terms as are reasonable in the circumstances. The pledge shall immediately be released without any further action on the part of either party (x) if at any time Perstorp is released by the JV Lenders from its guarantees of indebtedness of JV Holdings or (y) if at any time such pledge becomes a default under C&A's bank arrangements provided (in the case of this clause (y)) that C&A uses its best reasonable efforts to provide Perstorp with a substantially similar guarantee in a form reasonably acceptable to Perstorp. C&A represents and warrants to Perstorp that it is not currently in default under such bank arrangements.

            11. The Settlement Agreement (as amended) shall constitute a final accord and satisfaction and shall be in full and final settlement of all matters referred to in paragraph 11 of the Settlement Agreement including also all Claims against Perstorp and its Affiliates and C&A and its Affiliates arising out of (a) breaches of warranties and representations in the Acquisition Agreement, the Formation Agreement and the German Acquisition Agreement which have been deleted by the Settlement Agreement (as amended), (b) the indemnification provisions in the said three agreements which have been deleted by the Settlement Agreement (as amended), (c) breaches or omittance to perform any post-closing obligation in the said three agreements which have been deleted by the Settlement Agreement (as amended) and (d) the statement of net assets pursuant to Section 3.4 of the German Acquisition Agreement. Paragraph 11 (a) (v) of the Settlement Agreement is hereby amended by deleting the word Amaterially@ and by deleting the following: Ain respect of any of the same matters as were raised in connection with subparagraphs 11(a) (i) -
                  (iv) above (other than claims for subrogation, contribution, indemnity, or any claim arising from claims asserted by non-parties hereto)@.

            13. The release means that the Claims as to which the accord and satisfaction set forth in Paragraph 11 is given are released and forever discharged and neither Perstorp nor any of its Affiliates shall accept any of the released

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
                  claims under the Acquisition Agreement, the Formation Agreement or the German Acquisition Agreement.

The Settlement Agreement (as amended) is in respect of each of the agreements being amended subject to the governing law and dispute resolution provisions applicable in the respective agreement that is amended.

Each of Perstorp and C&A guarantees, in respect of each of the agreements being amended and in accordance with the applicable provisions therein, all obligations of their Affiliates contained in the Settlement Agreement (as amended).

The clarifications and amendments herein prevail over the provisions in the Settlement Agreement to the extent of any inconsistency. Except as expressly amended by this Letter Amendment Agreement, the Settlement Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

The amendments and clarifications herein shall be deemed to take effect from the effectiveness of the Settlement Agreement on December 16, 1997.

This Letter Amendment Agreement shall not be valid, legal or binding on any party to any extent whatsoever unless executed by each party hereto and delivered by each such party and received by each such other party.

                    [This space was left blank intentionally.]

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Please have this Letter Amendment Agreement signed and returned confirming that this is the agreement of the parties with respect to the amendment and clarifications that have on this 22nd day of December 1997 been made to the Settlement Agreement.

Yours sincerely,

Perstorp AB
By: /s/ Mats Tuner
    --------------------

Perstorp GmbH
By: /s/ Mats Tuner
    --------------------

Perstorp Components GmbH
By: /s/ Mats Tuner
    --------------------

Collins & Aikman Products Co.
By: /s/ J. Michael Stepp
    --------------------

Collins & Aikman Automotive Systems GmbH
By: /s/ J. Michael Stepp
    --------------------

Collins & Aikman Holdings AB
(formerly Perstorp Biotec AB)
By: /s/ J. Michael Stepp
    --------------------

Collins & Aikman Automotive Systems N.V.
(Formerly Perstorp Components (N.V.)
By: /s/ J. Michael Stepp
    --------------------

Collins & Aikman Automotive Systems AB
(formerly Perstorp Components AB)
By: /s/ J. Michael Stepp
    --------------------
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